EXHIBIT 10.1

VIVOS THERAPEUTICS, INC.

7921 Southpark Plaza, Suite 210

Littleton, CO 80120

February 14, 2024

To the Holder of Series B Common Stock Purchase Warrants of Vivos Therapeutics, Inc. Issued on November 2, 2023

Re:	Warrant Inducement Agreement

Dear Holder:

VIVOS THERAPEUTICS, INC. (the “Company”) is pleased to offer (this “Offer”) to you (“Holder”, “you” or similar terminology) the opportunity to receive new common stock purchase warrants (the “New Warrants”) to purchase up an aggregate of 1,470,590 shares (collectively, the “New Warrant Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), equal to 150% of the 980,393 shares of Common Stock (such shares, collectively, the “Warrant Shares”) issuable pursuant to the exercise of that certain Series B Common Stock Purchase Warrant, currently held by you and issued to you on November 2, 2023 (the “Existing Warrant”), as more particularly set forth on the signature page hereto, in consideration for exercising for cash all of the Existing Warrant (which currently has an exercise price per share of $3.83) at an exercise price per share of $4.02 (with such exercise price being established for purposes of compliance with Nasdaq Stock Market listing rules) (the “New Exercise Price”). The resale of Warrant Shares has been registered pursuant to a currently effective Registration Statement on Form S-1 (File No. 333-275726). Capitalized terms not otherwise defined herein shall have the meanings set forth in the New Warrants.

The Company is making you this offer during the period from the date of this Offer set forth above and until 7:30 am, Eastern Time, on February 15, 2024 (the “Exercise Period”). Exercise of the Existing Warrant shall be made in whole at any time or times during the Exercise Period by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise attached to the Existing Warrant; provided, that the exercise of the Existing Warrant will be accompanied by payment in full of the New Exercise Price to the Company.

In consideration for exercising the Existing Warrant held by Holder pursuant to the terms of this Offer (the “Warrant Exercise”), the Company hereby offers to issue you or your designees:

(a) in consideration of exercising the Existing Warrant, the Company will issue New Warrants pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), to purchase up to a number of New Warrant Shares equal to 150% of the number of Warrant Shares issued pursuant to such exercise of the Existing Warrant, as follows: (1) a Series B-1 New Warrant substantially in the form set forth in Exhibit A hereto to purchase up to 735,296 shares of Common Stock, which is equal to 75% of the number of Warrant Shares issued pursuant to such exercise of the Existing Warrant, exercisable at any time on or after the initial exercise date set forth therein with a term of exercise of five (5) years from the issuance date, at an exercise price per share equal to $5.05 (which is Nasdaq Stock Market “Minimum Price” on the date first written above) and (2) a Series B-2 New Warrant substantially in the form set forth in Exhibit B hereto to purchase up to 735,296 shares of Common Stock, which is equal to 75% of the number of Warrant Shares issued pursuant to such exercise of the Existing Warrant, exercisable at any time on or after the initial exercise date set forth therein with a term of exercise of eighteen (18) months from the issuance date, at an exercise price per share equal to $5.05 (which is Nasdaq Stock Market “Minimum Price” on the date first written above).

(b) New Warrant certificates shall be delivered within two (2) Trading Days following the Warrant Exercise, and the resale of the New Warrant Shares, shall be registered under the Securities Act pursuant to the Resale Registration Statement (as defined hereinafter). Notwithstanding anything herein to the contrary, in the event that any Warrant Exercise would otherwise cause the Holder to exceed the beneficial ownership limitations (“Beneficial Ownership Limitation”) set forth in Section 2(e) of the Existing Warrant (or, if applicable and at the Holder’s election, 9.99%), the Company shall only issue such number of Warrant Shares to the Holder that would not cause the Holder to exceed the maximum number of Warrant Shares permitted thereunder, as directed by the Holder, with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through the Existing Warrant which shall be deemed prepaid thereafter (including the payment in full of the exercise price), and exercised pursuant to a Notice of Exercise in the Existing Warrant (provided no additional exercise price shall be due and payable). The parties hereby agree that the Beneficial Ownership Limitation for purposes of the Existing Warrant is as set forth on the Holder’s signature page hereto.

Expressly subject to the paragraph immediately following this paragraph below, Holder may accept this offer by signing this letter below, which constitutes the Holder’s acceptance to exercise the Existing Warrant at the Holder’s own discretion subject to the Beneficial Ownership Limitation set forth in Section 2(e) of the Existing Warrant.

The Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto.

The Holder represents and warrants that, as of the date hereof, the Holder is fully aware of, and has reviewed all of the Company’s public filings on EDGAR since January 1, 2022, and as of the date hereof the Holder is, and on each date on which it exercises any New Warrants it will be, an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, and agrees that the New Warrants will not be registered under the Securities Act and will contain restrictive legends when issued, and the resale of the New Warrant Shares will be registered under the Securities Act pursuant to the Resale Registration Statement or a subsequent filing or filings with the U.S. Securities and Exchange Commission (the “Commission”). The Holder also represents and warrants that, as of the date hereof, such Holder: (i) is acquiring the New Warrants as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such New Warrants (this representation and warranty not limiting such Holder’s right to sell the New Warrants or New Warrant Shares pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws); and (ii) understands that the New Warrants are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring such New Warrants as principal for his, her or its own account and not with a view to or for distributing or reselling such New Warrants or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such New Warrants in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such New Warrants in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Holder’s right to sell such New Warrants pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws).

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Upon the Holder’s exercise of the New Warrants, certificates or statements of book-entry evidencing the New Warrant Shares shall not contain any legend, (i) while a registration statement covering the resale of such New Warrant Shares is effective under the Securities Act, and if necessary, a final prospectus or prospectus supplement, has been filed with the Commission and no stop order preventing or suspending the effectiveness of such registration statement or suspending or preventing the use of such final prospectus or prospectus supplement has been issued by the Commission, (ii) following any sale of such New Warrant Shares pursuant to Rule 144 under the Securities Act, (iii) if such New Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the New Warrants), without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 as to such New Warrant Shares and without volume or manner-of-sale restrictions, (iv) if such New Warrant Shares may be sold under Rule 144 (assuming cashless exercise of the New Warrants) and the Company is then in compliance with the current public information requirement under Rule 144 as to such New Warrant Shares, or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission and the earliest of clauses (i) through (v), (the “Delegend Date”)). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Delegend Date if required by the Company and/or the Transfer Agent to effect the removal of the legend hereunder, or at the request of the Holder, which opinion shall be in form and substance reasonably acceptable to the Holder. From and after the Delegend Date, such New Warrant Shares shall be issued free of all legends, provided that, upon request of the Company (which request shall also include a form of customary representation letter), the Holder has delivered in advance to the Company a customary representation letter that is reasonably satisfactory to the Company and its counsel. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this Section, it will, no later than two (2) Trading Days following the delivery by the Holder to the Company or the Transfer Agent of a certificate representing the New Warrant Shares issued with a restrictive legend (such second (2nd) Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Holder a certificate representing such shares that is free from all restrictive and other legends or, at the request of the Holder, shall credit the account of the Holder’s prime broker with the Depository Trust Company System as directed by the Holder.

In addition to the Holder’s other available remedies, the Company shall pay to a Holder, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of New Warrant Shares (based on the VWAP of the Common Stock on the date such New Warrant Shares are submitted to the Transfer Agent) delivered for removal of the restrictive legend, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the Holder by the Legend Removal Date a certificate representing the New Warrant Shares free from all restrictive and other legends and (b) if after the Legend Removal Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that the Holder anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of New Warrant Shares that the Company was required to deliver to the Holder by the Legend Removal Date and for which the Holder was required to purchase shares to timely satisfy delivery requirements, multiplied by (B) the weighted average price at which the Holder sold that number of shares of Common Stock.

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If this offer is accepted and the Transaction Documents are executed on or before 11:00 p.m., Eastern Time, on February 14, 2024, then on or before 9:00 a.m., Eastern Time, on February 15, 2024, the Company shall file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereunder, including this letter agreement (this “Agreement” and together with the New Warrants and the Existing Warrant, the “Transaction Documents”) as an exhibit thereto with the Commission within the time required by the Exchange Act. From and after the issuance of the filing of such Current Report on Form 8-K, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated hereunder. In addition, effective upon the filing of such Current Report on Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, shall terminate. The Company represents, warrants and covenants that, upon acceptance of this offer, and upon issuance of the Warrant Shares, the Warrant Shares shall be issued free of any legends or restrictions on resale by Holder.

No later than the second (2nd) Trading Day following the first Trading Day after the date hereof, the closing (“Closing”) shall occur remotely via the exchange of documents and signatures. As a condition to Closing, the Company shall have received cash by wire transfer of immediately available funds equal to aggregate New Exercise Price for the entirety of the Existing Warrant. Settlement of the Warrant Shares shall occur via “Delivery Versus Payment” (i.e., on the Closing Date, against full payment for the same, the Company shall issue the Warrant Shares registered in the Holder’s name electronically via the Transfer Agent directly to the account(s) identified by the Holder in writing to the Company. The date of the Closing of the exercise of the Existing Warrant shall be referred to as the “Closing Date.”

[Signature Page Follows]

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Sincerely yours,

VIVOS THERAPEUTICS, INC.

By:	/s/ R. Kirk Huntsman
Name:	R. Kirk Huntsman
Title:	Chief Executive Officer

[Vivos Therapeutics, Inc. Signature Page to Offer Letter, dated February 14, 2024]

[Holder Signature Page Follows]

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HOLDER SIGNATURE PAGE TO VIVOS THERAPEUTICS, INC. AGREEMENT

Accepted and Agreed to:

Name of Holder:_________________________________________________________________

Signature of Authorized Signatory of Holder:__________________________________________

Name of Authorized Signatory: _____________________________________________________

Title of Authorized Signatory: ______________________________________________________

Number of Existing Warrant: ______________________________________________________

Aggregate Warrant Exercise Price being exercised contemporaneously with signing this Agreement: $_______________________________________

Existing Warrant Beneficial Ownership Blocker: ☐ 4.99% or ☐ 9.99%

New Warrants: (up to 150% of Existing Warrant): _________________________________

New Warrants Beneficial Ownership Blocker: ☐4.99% or ☐ 9.99%

DTC Instructions: ________________________________________________________________

[Holder signature page to Vivos Therapeutics, Inc. Offer Letter]

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Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations, warranties and covenants to the Holder:

a) SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading except as otherwise noted in a subsequent SEC Report. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and the New Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection herewith, if applicable. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The New Warrants and New Warrant Shares are duly authorized and the New Warrant Shares, when issued and paid for in accordance with the terms of this letter and the New Warrants , will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The New Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

c) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this Agreement.

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d) Registration Obligations. On or before April 5, 2024, the Company shall file with the Commission a Registration Statement on Form S-1 providing for the resale of (i) the New Warrant Shares by the holders of the New Warrants and (ii) 266,667 shares of Common Stock underlying a common stock purchase warrant issued by the Company on January 9, 2023 to the Holder (the “Resale Registration Statement”). The Company shall use commercially reasonable efforts to cause the Resale Registration Statement to become effective within sixty (60) calendar days following the date of filing with the Commission and to keep the Resale Registration Statement effective at all times until no holder of the New Warrants owns any New Warrants or New Warrant Shares.

e) Trading Market. The transactions contemplated under this Agreement comply with all the rules and regulations of the Nasdaq Capital Market.

f) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than: (i) the filings required pursuant to this Agreement and other filings pursuant to the Securities Act, including a Form D; and (ii) application(s) or notice to each applicable Trading Market for the listing of the New Warrant Shares for trading thereon in the time and manner required thereby.

g) Listing of Common Stock. The Holder is fully aware of, and has reviewed all of the Company’s public filings on EDGAR since January 1, 2022. The Company agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the New Warrant Shares, and will take such other action as is necessary to cause all of the New Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

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h) Subsequent Equity Sales.

(i)	From the date hereof until forty-five (45) days after the Closing Date, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or (ii) file any registration statement or any amendment or supplement thereto, in each case other than as contemplated pursuant to this Agreement.

(ii)	From the date hereof until six (6) months after the Effective Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently cancelled. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(iii)	Notwithstanding the foregoing, this section shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

(iv)	For purposes of this section,

a.	“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

b.	“Board of Directors” means the board of directors of the Company.

c.	“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

d.	“Effective Date” means the earliest of the date that (a) the initial Resale Registration Statement has been declared effective by the Commission, (b) all of the New Warrant Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the Closing Date provided that a holder of New Warrant Shares is not an Affiliate of the Company, or (d) all of the New Warrant Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and counsel to the Company has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the New Warrant Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

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e.	“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section (h)(i) above, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

f.	“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

g.	“Purchase Agreement” means that certain Securities Purchase Agreement, dated October 30, 2023, between the Company and the purchasers signatory thereto.

h.	“Purchaser” means each purchaser identified on the signature pages (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”) to the Purchase Agreement.

i.	“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) of the Purchase Agreement and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date of the Purchase Agreement.

i) Blue Sky Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the New Warrants and New Warrant Shares for, sale to the Holder at Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Holder.

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EXHIBIT A

FORM OF SERIES B-1 NEW WARRANT

(See Attached)

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EXHIBIT B

FORM OF SERIES B-2 NEW WARRANT

(See Attached)

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